UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2019

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

        Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019 (the “Effective Date”), Joseph M. Yorio resigned as President and Chief Executive Officer and a member of the Board of Directors (the “Board”) of School Specialty, Inc. (the “Company”). On the Effective Date, the Board appointed Michael Buenzow, an employee of FTI Consulting, Inc. (“FTI”), as Interim Chief Executive Officer while the Board searches for a permanent successor to Mr. Yorio.

Mr. Buenzow, age 54, has served as Senior Managing Director at FTI Consulting, Inc. (“FTI”) since 2002. His experience includes serving as Chief Executive Officer of several companies including Bush Industries, Inc. and Huffy Corporation. Prior to joining FTI in 2002, Mr. Buenzow was a partner at PricewaterhouseCoopers. Mr. Buenzow earned an MBA from the University of Notre Dame and a BBA from Niagara University.

In connection with Mr. Yorio’s resignation, the Company and Mr. Yorio entered into a Resignation and General Release Agreement (the “Separation Agreement”), under which the Company agreed, in consideration of Mr. Yorio’s execution of a general release of claims in the Company’s favor, to provide Mr. Yorio with certain severance payments, benefits and COBRA continuation payments as set forth in Section 3.2(c) of Mr. Yorio’s employment agreement with the Company, as though his employment had been terminated without cause. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Yorio’s employment agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

In connection with the appointment of Mr. Buenzow as Interim Chief Executive Officer, the Company entered into a letter agreement (the “Engagement Agreement”) with FTI. Pursuant to the terms of the Engagement Agreement, Mr. Buenzow, and any other person who may provide services to the Company under the Engagement Agreement, will remain an employee or independent contractor, as applicable, of FTI and will not be an employee of the Company. The Company will not be responsible for payment of any employee benefits or other costs typically incurred as an employer, except that the Company has agreed to provide Mr. Buenzow and any other FTI employee serving as a director or officer of the Company with coverage under its existing directors and officers insurance policy.

Pursuant to the Engagement Agreement, the Company has agreed to compensate FTI on an hourly basis for Mr. Buenzow’s services. The Engagement Agreement also includes an additional incentive fee based upon the Company’s adjusted EBITDA performance. In addition, the Company has agreed to reimburse FTI for reasonable expenses incurred on the Company’s behalf.

The foregoing description of the Engagement Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Engagement Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Resignation and General Release Agreement, dated February 1, 2019, between the Company and Joseph M. Yorio.

10.2	Engagement Agreement, dated February 1, 2019, between the Company and FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: February 4, 2019	By:
/s/ Kevin Baehler
Kevin Baehler
Executive Vice President and Chief Financial Officer